EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2009, relating to our audit of the financial statements of PacificHealth Laboratories, Inc. included in the 2008 annual report on Form 10-K/A.

/s/ Weiser LLP

New York, New York
March 16, 2009